Exhibit 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into by and between Flanders, Corporation (the “Company”), and Harry Smith (“Executive”), as of December 1, 2008 (the “Effective Date”).  This Agreement is intended to comply with the requirements of Sections 409A of the Internal Revenue Code of 1986, as amended and shall be interpreted in a manner consistent with that intention. In consideration of the mutual covenants and agreements hereinafter set forth, the Company and Executive hereby agree as follows:

1.	EMPLOYMENT.

1.1.      The Company hereby employs Executive to serve as President and Chief Executive Officer of Company and in such other capacities as may from time to time be designated by the Board of Directors of the Company. The Executive will report directly to Board of Directors.

1.2       Executive’s term of employment will commence December 1, 2008 and the contract shall conclude on November 30, 2011 (except for terms which by their nature survive the termination of the agreement).

1.3       Executive shall perform such executive and managerial duties and responsibilities customary to his office and those of other similarly situated executives.  Without limiting the generality of the foregoing, as President and Chief Executive Officer, the Executive shall have the responsibility and authority (subject to the terms of this Agreement and the budget established by the Board of Directors), for the general supervision, direction and control of the day-to-day operations of the business and the affairs of the Company.

2.	COMPENSATION.

2.1       Base Salary.  Executive shall be paid a base salary (the “Base Salary”) at the annual rate of Three Hundred Fifty Thousand Dollars ($350,000).  The Base Salary may be increased but not decreased.  The Base Salary shall be payable in installments consistent with the Company’s payroll practices.

2.2       Non Compete and Non Solicitation.  In consideration of the provision of this agreement, including but not limited to the three year employment term and the payment on change of control agreements relating Executive agrees to non solicitation, non use of certain information and techniques included in this.

2.3       Quarterly Bonus.  Executive will be entitled to receive a bonus of $ 37,500.00 per quarter upon meeting targets established and agreed to by the Compensation Committee of the Board of Directors. The bonus shall be earned as a result of the Company meeting or exceeding both the revenue and operating profit targets established and agreed to by the Compensation Committee. The Bonus shall be paid within 15 days of the Company filing the Quarterly or Annual periodic report with the SEC which includes the results for the Quarter in which the bonus is earned.

2.4       Stock Options. Executive shall be granted, subject to approval by the Board, which approval will not be unreasonably withheld, non-qualified options to purchase shares of Common Stock of the Company under the Option Plan established by the Company on at least an annual basis.

2.5       Change of Control. Upon Change of Control which shall be defined as (a)  a sale or other disposition of all or substantially all of the assets of the Company; (b)   a merger or consolidation in which the Company is not the surviving entity and in which the shareholders of the Company immediately prior to such consolidation or merger own less than fifty percent (50%) of the surviving entity’s voting power immediately after the transaction; (c) a reverse merger in which the Company is the surviving entity but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which the shareholders of the Company immediately prior to such merger own less than fifty percent (50%) of the Company’s voting power immediately after the transaction the Upon the occurrence of Change of Control Executive shall be entitled to a lump sum payment equivalent to a payment which equals two (2) years base salary, and the bonus amounts paid to the Executive for the previous four (4) quarters prior to the effective date of Change of Control.

2.6       Payment.  Payment of all compensation to Executive hereunder shall be subject to all applicable employment and withholding taxes and other customary deductions.

3.	OTHER EMPLOYMENT BENEFITS.

3.1       Fringe Benefits. Executive shall receive the standard package of fringe benefits provided to other executives of the Company.  Fringe benefits to be included in this standard benefit package include, but are not limited to, medical and dental insurance coverage’s, vacations, auto allowance, holidays and sick leave.  Participation in some fringe benefit programs may be subject to certain Executive contributions that may from time to time be applicable to such programs.

3.2       No Other Benefits.  Executive understands and acknowledges that the compensation specified in Sections 2 and 3 of this Agreement shall be in lieu of any and all other compensation, benefits and plans.

4.	EXECUTIVE’S BUSINESS ACTIVITIES.

4.1       Professional Time.  Executive shall devote his full business time attention and energy to the business and affairs of the Company and its affiliates, as its business and affairs now exist and as they hereafter may be changed.

4.2       Prohibited Activity.

(a)        Executive covenants and agrees that during (i)  his employment with the Company, and (ii) for a period of one (1) year after termination of his employment with the Company, he will not for any reason, without the prior written consent of the Company, directly or indirectly, whether for his own account or as a stockholder (other than as permitted by Section 4.2(c) below), partner, joint venture, director, officer, employee, consultant, lender, advisor, and/or agent, of any person, firm, corporation, or other entity:

(1)        engage in activities or businesses that are substantially in competition with the Company or any of its affiliates (in each case for the purposes of this Section 4.2, the term “Company” shall be deemed to include any successor entity to the Company(“Competitive Activities”), including (A) engaging in a business which involves (i) sales or any activity whatsoever which pertains to or otherwise relates to filtration or the air filtration business, (ii) the establishment or providing of any solution for companies engaged in the filtration business (iii) the creation or maintenance of related activities or businesses which were engaged in by the Company or any of its affiliates during the period of time that Executive was employed by the Company (iv) soliciting any customer or prospective customer, supplier or vendor of the Company, or any of its affiliates to  purchase or provide any goods or services of the type provided by the Company, as applicable, from anyone other than the Company, or any of its affiliates and (v) assisting any person or entity in any way to do, or attempt to do, anything prohibited herein; and

(2)        Establish any new business that engages in Competitive Activities.

(b)        Executive also covenants and agrees that (i) during the Term of his employment, he shall not at any time, without the prior written consent of the Company, directly or indirectly, whether for his own account or as a stockholder (other than as permitted by Section 4(c) below, partner, joint venturer, director, officer, employee, consultant, lender, advisor, and/or agent, of any person, firm, corporation, or other entity, solicit, recruit or hire any employees of the Company or any of their affiliates or persons who have worked or consulted and or acted as an agent or independent contractor for the Company or any of such affiliates, or solicit or encourage any employee of the Company or any of their affiliates to leave the employment of the Company, or any of such affiliates, as applicable.

(c)        Notwithstanding anything to the contrary contained in this Section 4.2, the Company hereby agrees that the foregoing covenant shall not be deemed breached by Executive solely as a result of the ownership by Executive of less than an aggregate of 5% of any class of stock of a corporation engaged, directly or indirectly, in Competitive Activities; provided that such stock is listed on a national securities exchange or is quoted on the New York, or NASDAQ National Market Systems.

(d)        Executive hereby declares, acknowledges and agrees that the foregoing time limitations are reasonable and properly required for the adequate protection of the business and the goodwill of the Company. In the event any such time limitation is deemed to be unreasonable by any court of competent jurisdiction, the Executive agrees to the reduction of such time limitation to such period which such court shall deem reasonable Executive’s execution and delivery of this Agreement has induced the Company to enter into this agreement. Executive further acknowledges and understands that the provisions of this section may limit Executive’s ability to earn a livelihood in a business similar to the business of the Company but nevertheless agree and hereby acknowledge that the consideration provided under this agreement is sufficient to justify the restrictions contained in such provisions. In consideration thereof and in light of Executive’s education, skills and abilities, Executive agrees that he will not assert in any forum that such provisions prevent him from earning a living or otherwise are void or unenforceable or should be held void or unenforceable.

(e)       The parties acknowledge that in the event of a breach or threatened breach of Section 4.2(a) or 4.2(b) above, the Company shall not have an adequate remedy at law.  Accordingly, in the event of any breach or threatened breach of Section 4.2(a) or 4.2(b) above, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain Executive and any business, firm, partnership, individual, corporation or entity participating in the breach or threatened breach from the violation of the provisions of Section 4.2(a) or 4.2(b) above. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for breach or threatened breach of Section 4.2(a) or 4.2(b) above, including the recovery of damages.

5.	TERMINATION.

5.1       The Company may terminate this Agreement for cause by giving the Executive written notice. "Cause" shall mean gross negligence or willful misconduct in the performance of Executive's duties hereunder, willful breach or habitual neglect of duties, defalcation, fraud, conviction of a felony, or incarceration for not less than 30 consecutive days, all as determined by the Board of Directors. If the Executive disputes the Company's right to terminate this Agreement for Cause, the dispute shall be resolved in accordance with the terms of this agreement.

5.2       The Company may terminate this Agreement if Executive is mentally or physically disabled and such disability renders him unable to perform his duties under this Agreement for 90 consecutive days in any 12-month period. During the term of this Agreement, the Company will take out a disability insurance policy providing Executive commensurate compensation in the event of such a disability.

5.3       This Agreement may be terminated voluntarily by the Executive by providing the Company with written notice specifying the date of such termination not less than 90 days prior to the effective date of termination.

5.4       The Company without Cause may terminate this Agreement by providing Executive with written notice specifying the date of such termination not less than 30 days prior to the effective date of termination.

6.	EFFECT OF TERMINATION.

6.1       If Executive's employment hereunder is terminated without Cause pursuant to Section 5.4, the Company shall (i) pay to Executive an amount equal to Executive's compensation as provided in Paragraphs 2(1) and 2(3) from the Company for the previous 18 months, plus the value of any accrued or unused vacation and (ii) provide acceleration and immediate vesting of all of Executive's stock options from the Company which have not yet vested at that time, and such accelerated options as well as any other options which have vested and are then exercisable shall be exercisable for a period of three (3) months following the date of termination and shall then expire and be of no further force or effect. The Company shall thereafter have no further obligations under this Agreement.

6.2       If Executive's employment hereunder is terminated pursuant to Sections 5.1, 5.2 or 5.3, the Company shall pay to Executive the Base Salary through the date of such termination, plus the value of any accrued or unused vacation, and the Company shall thereafter have no further obligations to Executive under this Agreement.

6.3       If Executive's employment is terminated as a result of the expiration of the term of this Agreement, then the Company shall pay to Executive the Base Salary through the expiration date, plus the value of any accrued or unused vacation, and the Company shall thereafter have no further obligations under this Agreement.

6.4       Executive agrees and acknowledges that upon Executive’s termination of employment with the Company pursuant to Section 5 of this Agreement, Executive shall only be entitled to the severance payments and benefits, if any, specified in Section 6 and such severance payments and benefits shall be in lieu of all other severance payments and benefits which might otherwise be payable to Executive by the Company.  Executive’s entitlement to the severance payments and benefits described in Section 6 shall be contingent on his execution of a separation agreement and release in terms reasonably agreeable to the Company.

7.	OWNERSHIP AND PROTECTION OF INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION.

7.1       All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by Executive individually or in conjunction with others, or in an manner used or developed by Company during Executive’s employment by or with Company or any of its affiliates which relate to the business, products or services of Employer or its affiliates (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of partners or other persons or entities with whom Company does business, the identity of key contacts within suppliers, partners or entities with whom Company transacts any business or part organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, marks, and all correspondence, memoranda, notes, records, data or information, analyses, or other documents (including, without limitation, any computer-generated, computer-stored or electronically-stored materials) of any type embodying any of such items, shall be the sole and exclusive property of Company or its affiliates, as the case may be.

7.2       Executive acknowledges that the businesses of the Company is highly competitive and that it has developed and owns valuable information which is confidential, unique and specific to Company (“Proprietary and Confidential Information”) and which includes, without limitation, financial information; marketing plans; business and implementation plans; engineering plans; prospect lists; technical information concerning products, equipment, services and processes; procurement procedures and pricing techniques; names and other information (such as credit and financial data) concerning customers and business affiliates; and other trade secrets, concepts, ideas, plans, strategies, analyses, surveys and proprietary information related to the past, present or anticipated business of various of Company. Executive further acknowledges that protection of such Proprietary and Confidential Information against unauthorized disclosure and use is of critical importance to Company in maintaining its competitive position. Executive hereby agrees that Executive will not, at any time during or after his employment by Company, disclose to others, permit to be disclosed, use, permit to be used, copy or permit to be copied, any such Proprietary and Confidential Information (whether or not developed by Executive and whether or not received as an employee) without the prior written consent of the Board of Directors of the Company. Executive further agrees to maintain in confidence any proprietary and confidential information of third parties received or of which he has knowledge as a result of his employment. The prohibitions of this Section shall not apply, however, to information in the public domain (but only if the same becomes part of the public domain through means other than a disclosure prohibited hereunder). The above notwithstanding, a disclosure shall not be unauthorized if (i) it is required by law or by a court of competent jurisdiction or (ii) it is in connection with any judicial, arbitration, dispute resolution or other legal proceeding in which Executive’s legal rights and obligations as an employee or under this Agreement are at issue; provided, however, that Executive shall, to the extent practicable and lawful in any such events, give prior notice to Company of his intent to disclose any such Proprietary and Confidential Information in such context so as to allow Company or its affiliates an opportunity (which Executive will not oppose) to obtain such protective orders or similar relief with respect thereto as may be deemed appropriate.

7.3       All written materials, records, data and information, analyses, and other documents (including, without limitation, any computer-generated, computer-stored or electronically-stored data and other materials), and all copies thereof, made, composed or received by Executive, solely or jointly with others, and which are in Executive’s possession, custody or control and which are related in any manner to the past, present or anticipated business of any of Company (collectively, the “Company Documents”) shall be and remain the property of Employer, or its affiliates, as the case may be. Upon termination of Executive’s employment with Company, for any reason, Executive promptly shall deliver the Company Documents, and all copies thereof, to Employer.

8.             ASSIGNMENT AND TRANSFER.  Executive’s rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void.  This Agreement shall inure to the benefit of, and be enforceable by, any purchaser of substantially all of Company’s assets, any corporate successor to the Company or any assignee thereof.

9.             NO INCONSISTENT OBLIGATIONS.  Executive is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with the Company.

10.           MISCELLANEOUS.

10.1      Entire Agreement.  This Agreement contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements between them.

10.2      Amendment.  This Agreement may be amended only by a writing signed by Executive and by a duly authorized representative of the Company (other than Executive).  Sections 4.2, 6, 7 and 10 shall survive termination of this Agreement.

10.3      Severability.  If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

10.4      Construction.  The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement.  The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive.

10.5      Rights Cumulative.  The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive such party’s right to exercise any or all other rights and remedies.

10.6      Interpretation pursuant to IRS Code. This Agreement is intended to comply with the requirements of Sections 409A of the Internal Revenue Code of 1986, as amended and shall be interpreted in a manner consistent with that intention

10.7      Nonwaiver.  No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance.  All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company (other than Executive) or other person duly authorized by the Company.

10.8      Remedy for Breach.  The parties hereto agree that, in the event of breach or threatened breach of any covenants of Executive, the damage or imminent damage to the value and the goodwill of the Company’s business shall be inestimable, and that therefore any remedy at law or in damages shall be inadequate.  Accordingly, the parties hereto agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any of such provisions by Executive, in addition to any other relief (including damages) available to the Company under this Agreement or under law.  This Agreement shall be governed under the laws of the State of North Carolina and any action to enforce this Agreement must be commenced within the State of North Carolina.

10.9      Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgement of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Company, to:

Telephone No.: (   )

Facsimile No.: (   )

if to Executive, to:

Harry Smith

Telephone No.: (   )

Facsimile No.: (   )

10.10    Assistance in Litigation.  Executive shall, during his employment and after termination, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation which it or any of its subsidiaries or affiliates is, or may become, a party.  After the termination of his employment, any such reasonable assistance will take into account Executive’s schedule and commitments and Executive will be reimbursed for all out-of-pocket expenses incurred in connection any such assistance.

10.11    Execution.  This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

Flanders Corporation		EXECUTIVE

By:	/s/	/s/ Harry Smith
Name:		Individual
Title:

MTC/ej/469181